Exhibit 10.53

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) made effective as of May 19, 2003, (the “Effective Date”) by and between ConAgra Foods, Inc., a Delaware corporation (hereinafter referred to as “ASSIGNOR”), and Bumble Bee Seafoods, LLC, a Delaware limited liability company (hereinafter referred to as “ASSIGNEE”).

W I T N E S S E T H:

In consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the parties agree as follows:

1.	Assignment. ASSIGNOR, for itself and its successors and assigns, does hereby assign and transfer unto ASSIGNEE, its successors and assigns, all of ASSIGNOR’S right, title and interest in and to that certain Standard Form Modified Gross Office Lease between Pacific Oceanside Holdings, L.P. and ASSIGNOR dated effective as of December 20, 2001, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (the “Lease”).

2.	Assumption. ASSIGNEE, for itself and its successors and assigns, does hereby accept, assume, take over, and succeed to all of ASSIGNOR’S right, title and interest in and to the Lease and all its terms, conditions, provisions, covenants and obligations contained therein, which ASSIGNOR is obligated to keep or perform that accrue from and after the Effective Date, and hereby covenants with ASSIGNOR, its successors and assigns, to fully and faithfully make, keep and perform all payments, terms, conditions, covenants and obligations contained in the Lease, to be made, kept or performed by ASSIGNOR on or after the Effective Date. At the option of Pacific Oceanside Holdings, L. P., in the event of cancellation or termination of the Lease for any reason or the surrender of the Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to or without the expiration of this Agreement, the ASSIGNEE shall make full and complete attornment to Pacific Oceanside Holdings, L. P. for the balance of the term of this Agreement. Such attornment shall be evidenced by an agreement in the form and substance reasonably satisfactory to Pacific Oceanside Holdings, L. P. that ASSIGNEE shall execute and deliver to Pacific Oceanside Holdings, L. P. within five days after request by Pacific Oceanside Holdings, L. P.

3.	Mutual Indemnity. ASSIGNEE does hereby agree, for itself and its successors and assigns, to indemnify, save and hold harmless ASSIGNOR, its successors and assigns, from any loss, damage, claim, cost or expense arising from the failure of ASSIGNEE, its successors or assigns, to perform any of the terms, conditions, covenants and obligations of the ASSIGNEE which accrue from and after the Effective Date under the Lease. ASSIGNOR warrants to ASSIGNEE that it is not in material breach of the Lease and does hereby agree, for itself and its successors and assigns, to indemnify, save and hold harmless ASSIGNEE, its successors and assigns, from any loss, damage, claim, cost or expense arising from the failure of ASSIGNOR, its successors or assigns, to perform any of the terms, conditions, covenants and obligations of the ASSIGNOR which have accrued prior to the Effective Date under the Lease.

4.	Further Assurances; Consents. Subject to the Asset Purchase Agreement, ASSIGNOR and ASSIGNEE shall, after the Effective Date, take such additional actions as may be reasonably necessary to accomplish the assignment and assumption of the Lease. If the Lease requires consent of any party thereto other than ASSIGNOR in order to effect this Agreement, then subject to the Asset Purchase Agreement, the parties shall use commercially reasonable efforts to obtain such consent or consents to the extent required of such other parties to the Lease and this Agreement shall not take effect until the required consent has been obtained. Subject to the immediately preceding sentence, the parties shall cooperate with each other and their respective counsel or other designees in connection with any steps required to be taken as part of their respective rights and obligations under this Agreement. Additionally, ASSIGNOR and ASSIGNEE acknowledge that this Agreement is subject and subordinate to, and bound by, all provisions of the Lease, and ASSIGNEE shall not be permitted to enter into any “Transfer” within the meaning of the Lease without the prior written consent of Pacific Oceanside Holdings, L.P.;

5.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE, have caused this Agreement to be executed by their proper officers, hereunto duly authorized, as of the day and year first written above.

CONAGRA FOODS, INC. a		BUMBLE BEE SEAFOODS, LLC,
Delaware corporation		a Delaware limited liability company

By:	/s/ [illegible]	By:	/s/ Christopher D. Lischewski

Its:		Its:

CONSENT TO ASSIGNMENT AND ACCEPTANCE

In consideration of the foregoing assignment and assumption set forth in the “Assignment and Assumption Agreement” above, the undersigned hereby consents to said assignment of ASSIGNOR’S rights, title and interest under the lease between ASSIGNOR and the undersigned (“Lease”), a copy of which Lease is attached hereto as Exhibit A and incorporated herein by this reference.

A fully executed copy of the above Assignment and Assumption Agreement shall be sent to the undersigned, along with the address for service of future notices under such Lease, within thirty (30) days after the effective date of the assignment (“Effective Date”).

In further consideration of the assignment and assumption, the undersigned hereby releases ASSIGNOR upon the Effective Date from all of the obligations of ASSIGNOR under the Lease arising on or after the Effective Date. The undersigned does not hereby consent to any further assignment of any interest under such Lease,

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed as of the date set forth below.

DATE: ___________________________________	PACIFIC OCEANSIDE HOLDINGS, L.P.

By:
Title:

Address: